Exhibit 10.1

PricewaterhouseCoopers LLP 1 Embankment Place London WC2N 6RH Telephone +44 (0) 20 7583 5000 Facsimile +44 (0) 20 7822 4652

The Directors
Reuters Group PLC
85 Fleet Street
London EC4P 4AJ

23 March 2004

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-16927, No. 33-90398, No. 333-5998 and No. 333-57266) of Reuters Group PLC of our report dated 3 March 2004 relating to the financial statements of Reuters Group PLC, which appears in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants and Registered Auditors

London, England

PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC303525. The registered office of PricewaterhouseCoopers LLP is
1 Embankment Place, London WC2N 6RH. PricewaterhouseCoopers LLP is authorised and regulated by the Financial Services Authority for designated investment business.